Exhibit 99.1
Palantir Reports Revenue Growth of 30% Y/Y, U.S. Revenue Growth of 44% Y/Y, GAAP EPS of $0.06; Raises Full Year Guidance on Revenue, U.S. Comm Revenue, Adj. Free Cash Flow, Adj. Op. Income Above Consensus Estimates on “AI Demand that Won’t Slow Down”
11/4/2024
DENVER — (BUSINESS WIRE) — Palantir Technologies Inc. (NYSE:PLTR) today announced financial results for the third quarter ended September 30, 2024.
“We absolutely eviscerated this quarter, driven by unrelenting AI demand that won’t slow down. This is a U.S.-driven AI revolution that has taken full hold. The world will be divided between AI haves and have-nots. At Palantir, we plan to power the winners,” said Alexander C. Karp, Co-Founder and Chief Executive Officer of Palantir Technologies Inc.
Q3 2024 Highlights
•U.S. revenue grew 44% year-over-year and 14% quarter-over-quarter to $499 million
◦U.S. commercial revenue grew 54% year-over-year and 13% quarter-over-quarter to $179 million
◦U.S. government revenue grew 40% year-over-year and 15% quarter-over-quarter to $320 million
•Revenue grew 30% year-over-year and 7% quarter-over-quarter to $726 million
•Closed 104 deals over $1 million
•Customer count grew 39% year-over-year and 6% quarter-over-quarter
•GAAP net income of $144 million, representing a 20% margin
•GAAP income from operations of $113 million, representing a 16% margin
•Adjusted income from operations of $276 million, representing a 38% margin
•Rule of 40 score of 68%
•GAAP earnings per share (“EPS”) grew 100% year-over-year to $0.06
•Adjusted EPS grew 43% year-over-year to $0.10
•Cash, cash equivalents, and short-term U.S. Treasury securities of $4.6 billion
•Cash from operations of $420 million, representing a 58% margin and $995 million on a trailing twelve month basis
•Adjusted free cash flow of $435 million, representing a 60% margin and over $1 billion on a trailing twelve month basis

Q3 2024 Financial Summary

(Unaudited) (Amounts in thousands, except percentages and per share amounts)	Third Quarter
	Amount
Revenue	$725,516
Year-over-year growth	30%

	Amount	Margin
Income from Operations	$113,140	16%
Adjusted Income from Operations	$275,515	38%
Cash from Operations	$419,772	58%
Adjusted Free Cash Flow	$434,543	60%
Net Income Attributable to Common Stockholders	$143,525	20%
Adjusted Net Income Attributable to Common Stockholders	$241,557
Adjusted EBITDA	$283,602	39%
GAAP EPS, Diluted	$0.06
Adjusted EPS, Diluted	$0.10
Outlook
For Q4 2024, we expect:
•Revenue of between $767 - $771 million.
•Adjusted income from operations of between $298 - $302 million.
For full year 2024:
•We are raising our revenue guidance to between $2.805 - $2.809 billion.
•We are raising our U.S. commercial revenue guidance to in excess of $687 million, representing a growth rate of at least 50%.
•We are raising our adjusted income from operations guidance to between $1.054 - $1.058 billion.
•We are raising our adjusted free cash flow guidance to in excess of $1 billion.
•And we continue to expect GAAP operating income and net income in each quarter of this year.
CEO Letter
Palantir CEO Alex Karp’s quarterly letter is available through Palantir’s website at https://www.palantir.com/newsroom/letters.
Earnings Webcast
A live public webcast will be held at 3:00 PM MT / 5:00 PM ET today to discuss the results for our third quarter ended September 30, 2024 and financial outlook. The webcast can be accessed by registering online at https://palantir.events/palantirearnings-q32024. A replay of the webcast will be available at https://investors.palantir.com following the event.
An investor presentation, including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through Palantir’s Investor Relations website at https://investors.palantir.com.
Forward-Looking Statements
This press release and statements on our earnings webcast contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our financial outlook, product development and related timing, distribution, and pricing, expected benefits of and applications for our software platforms, business strategy and plans (including strategy and plans relating to our Artificial Intelligence Platform (“AIP”), sales and marketing efforts, sales force, partnerships, and customers), investments in our business, market trends and market size, opportunities (including growth opportunities), our expectations regarding our existing and potential investments in, and commercial contracts with, various entities, our expectations regarding macroeconomic events, our expectations regarding potential eligibility or inclusion in market indices, our expectations regarding our share repurchase program, and positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “guidance,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other filings and reports that we may file from time to time with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. In particular, the following factors, among others, could cause our results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our available funds to meet our liquidity needs; the demand for our platforms, product offerings, and services in general; our ability to increase our number of new customers and revenue generated from customers; our ability to realize some or all of the total contract value of customer contracts as revenue, including any contractual options available to customers or contractual periods that are subject to termination for convenience provisions; our long and unpredictable sales cycle; our ability to successfully execute our channel sales and other strategic initiatives with third parties; our ability to retain and expand our customer base; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; the impact on certain profitability measures from the acceleration of any unrecognized stock-based compensation expense if market-based vesting criteria are achieved from the continued increase in our stock price; the seasonality of our business; the implementation process for our platforms, which may be complex and lengthy; our ability to successfully develop and deploy new technologies to address the needs of our existing or prospective customers; our ability to make our platforms and product offerings easier to install, consume, and use; our ability to maintain and enhance our brand and reputation; our ability to maintain and enhance our culture as our business grows and as we pursue our business and financial goals; news or social media coverage about us, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; the impact of recent or future global macroeconomic and geopolitical events, such as the ongoing Russia-Ukraine and Israel conflicts, heightened interest rates, monetary policy changes, or foreign currency fluctuations, on the business and operations of our company or of our existing or prospective customers and partners; issues raised by the use of artificial intelligence in our platforms; and any breach or access to our or customer or third-party data.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results.
Additional Definitions
For the purpose of this press release, our earnings webcast, and our CEO’s letter:
•Total contract value (“TCV”) is the total potential lifetime value of contracts entered into with, or awarded by, our customers at the time of contract execution, annual contract value (“ACV”) closed is defined as the total value of contracts closed in the period divided by the dollar-weighted average contract duration of those same contracts, and remaining deal value (“RDV”) is the total remaining value of contracts as of the end of the reporting period. Except as noted below, TCV, ACV, and RDV each presume the exercise of all contract options available to our customers and no termination of contracts. However, the majority of our contracts are subject to termination provisions, including for convenience, and there can be no guarantee that contracts are not terminated or that contract options will be exercised. Further, RDV may exclude all or some portion of the value of certain commercial contracts as a result of our ongoing assessments of customers’ financial condition, including the consideration of such customers’ ability and intention to pay, and whether such contracts continue to meet the criteria for revenue recognition, among other factors.
•Remaining performance obligations (“RPO”) reflect the total values of contracts that have been entered into with, or awarded by, our customers, and represent non-cancelable contracted revenue that has not yet been recognized, which includes deferred revenue and, in certain instances, amounts that will be invoiced. We have elected the practical expedient, as permitted under Accounting Standards Codification 606—Revenue from Contracts with Customers, to not disclose remaining performance obligations for contracts with original terms of twelve months or less.
•The term “Strategic Commercial Contracts” is as defined in our Quarterly Report on Form 10-Q filed on August 6, 2024.

•The term “Rule of 40” refers to the sum of our revenue growth rate year-over-year and our adjusted operating margin for each of the periods presented.
Non-GAAP Financial Measures
This press release and the accompanying tables, as well as our earnings webcast and our CEO’s letter, contain the non-GAAP financial measures adjusted income from operations, which excludes stock-based compensation and related employer payroll taxes; adjusted operating margin; adjusted free cash flow; adjusted free cash flow margin; adjusted earnings before interest, taxes, depreciation, and amortization (“adjusted EBITDA”); adjusted EBITDA margin; adjusted net income attributable to common stockholders; and adjusted EPS, diluted.
We believe these non-GAAP financial measures and other metrics described in this press release help us evaluate our business, identify trends affecting Palantir’s business, formulate business plans and financial projections, and make strategic decisions. We exclude stock-based compensation, which is a non-cash expense, from these non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance and provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team. We exclude employer payroll taxes related to stock-based compensation as it is difficult to predict and outside of Palantir’s control.
Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations as they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. For example, adjusted free cash flow does not reflect our future contractual commitments or the total increase or decrease in our cash balances for a given period. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.
We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.
A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future, such as stock-based compensation and related employer payroll taxes, the effect of which may be significant.
Available Information
Palantir uses its Investor Relations website at https://investors.palantir.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Palantir’s Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, and webcasts.
About Palantir Technologies Inc.
Foundational software of tomorrow. Delivered today. Additional information is available at https://www.palantir.com.
Contacts
Investor Relations
investors@palantir.com
Media
media@palantir.com

Palantir Technologies Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$725,516	$558,159	$2,037,988	$1,616,662
Cost of revenue (1)	146,639	107,922	391,457	322,466
Gross profit	578,877	450,237	1,646,531	1,294,196
Operating expenses:
Sales and marketing (1)	209,474	176,373	599,460	547,629
Research and development (1)	117,555	105,708	336,376	295,341
General and administrative (1)	138,708	128,173	411,335	397,054
Total operating expenses	465,737	410,254	1,347,171	1,240,024
Income from operations	113,140	39,983	299,360	54,172
Interest income	52,120	36,864	142,065	88,027
Other income (expense), net	(8,110)	3,122	(32,790)	(11,355)
Income before provision for income taxes	157,150	79,969	408,635	130,844
Provision for income taxes	7,809	6,530	17,653	10,382
Net income	149,341	73,439	390,982	120,462
Less: Net income attributable to noncontrolling interests	5,816	1,934	7,801	4,028
Net income attributable to common stockholders	$143,525	$71,505	$383,181	$116,434
Net earnings per share attributable to common stockholders, basic	$0.06	$0.03	$0.17	$0.05
Net earnings per share attributable to common stockholders, diluted	$0.06	$0.03	$0.16	$0.05
Weighted-average shares of common stock outstanding used in computing net earnings per share attributable to common stockholders, basic	2,250,032	2,162,530	2,231,790	2,134,045
Weighted-average shares of common stock outstanding used in computing net earnings per share attributable to common stockholders, diluted	2,459,589	2,325,600	2,424,864	2,281,347
—————
(1) Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of revenue	$13,123	$7,814	$35,941	$24,995
Sales and marketing	50,698	39,290	141,168	116,956
Research and development	30,715	21,952	87,532	65,068
General and administrative	47,889	45,324	145,199	136,276
Total stock-based compensation	$142,425	$114,380	$409,840	$343,295

Palantir Technologies Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of September 30,	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$768,710	$831,047
Marketable securities	3,795,949	2,843,132
Accounts receivable, net	668,110	364,784
Prepaid expenses and other current assets	119,193	99,655
Total current assets	5,351,962	4,138,618
Property and equipment, net	40,345	47,758
Operating lease right-of-use assets	211,570	182,863
Other assets	164,220	153,186
Total assets	$5,768,097	$4,522,425
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$27,021	$12,122
Accrued liabilities	265,244	222,991
Deferred revenue	236,608	246,901
Customer deposits	366,946	209,828
Operating lease liabilities	47,637	54,176
Total current liabilities	943,456	746,018
Deferred revenue, noncurrent	7,825	28,047
Customer deposits, noncurrent	3,681	1,477
Operating lease liabilities, noncurrent	207,278	175,216
Other noncurrent liabilities	14,495	10,702
Total liabilities	1,176,735	961,460
Stockholders’ equity:
Common stock	2,270	2,200
Additional paid-in capital	9,757,380	9,122,173
Accumulated other comprehensive income, net	4,925	801
Accumulated deficit	(5,266,432)	(5,649,613)
Total stockholders’ equity	4,498,143	3,475,561
Noncontrolling interests	93,219	85,404
Total equity	4,591,362	3,560,965
Total liabilities and equity	$5,768,097	$4,522,425

Palantir Technologies Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
Operating activities
Net income	$390,982	$120,462
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,581	25,382
Stock-based compensation	409,840	343,295
Noncash operating lease expense	32,041	34,810
Unrealized and realized (gain) loss from marketable securities, net	26,021	11,810
Noncash consideration	(34,789)	(34,852)
Other operating activities	19,115	(13,328)
Changes in operating assets and liabilities:
Accounts receivable, net	(311,699)	(159,752)
Prepaid expenses and other current assets	(19,547)	(75)
Other assets	4,056	1,941
Accounts payable	7,710	(32,387)
Accrued liabilities	42,149	2,552
Deferred revenue, current and noncurrent	(27,117)	64,464
Customer deposits, current and noncurrent	159,457	84,272
Operating lease liabilities, current and noncurrent	(35,205)	(37,767)
Other noncurrent liabilities	5,943	184
Net cash provided by operating activities	693,538	411,011
Investing activities
Purchases of property and equipment	(9,528)	(10,254)
Purchases of marketable securities	(3,418,699)	(4,791,670)
Proceeds from sales and redemption of marketable securities	2,451,378	2,608,898
Proceeds from sales of alternative investments	—	51,072
Other investing activities	(4,000)	—
Net cash used in investing activities	(980,849)	(2,141,954)
Financing activities
Proceeds from the exercise of common stock options	270,207	166,829
Repurchases of common stock	(45,598)	—
Other financing activities	91	778
Net cash provided by financing activities	224,700	167,607
Effect of foreign exchange on cash, cash equivalents, and restricted cash	960	(2,113)
Net decrease in cash, cash equivalents, and restricted cash	(61,651)	(1,565,449)
Cash, cash equivalents, and restricted cash - beginning of period	850,107	2,627,335
Cash, cash equivalents, and restricted cash - end of period	$788,456	$1,061,886

Palantir Technologies Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Non-GAAP Reconciliations
Adjusted Income from Operations and Adjusted Operating Margin (in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Income from operations	$113,140	$39,983	$299,360	$54,172
Add: stock-based compensation	142,425	114,380	409,840	343,295
Add: employer payroll taxes related to stock-based compensation	19,950	8,909	46,340	25,954
Adjusted income from operations	$275,515	$163,272	$755,540	$423,421
Adjusted operating margin	38%	29%	37%	26%
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin (in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,		Trailing Twelve Months Ended September 30,
	2024	2023	2024	2023	2024
Net cash provided by operating activities	$419,772	$133,443	$693,538	$411,011	$994,710
Add: cash paid for employer payroll taxes related to stock-based compensation	18,756	8,969	47,827	25,015	56,267
Less: purchases of property and equipment	(3,985)	(1,565)	(9,528)	(10,254)	(14,388)
Adjusted free cash flow	$434,543	$140,847	$731,837	$425,772	$1,036,589
Adjusted free cash flow margin	60%	25%	36%	26%	39%
Adjusted EBITDA and Adjusted EBITDA Margin (in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income attributable to common stockholders	$143,525	$71,505	$383,181	$116,434
Add: net income attributable to noncontrolling interests	5,816	1,934	7,801	4,028
Less: interest income	(52,120)	(36,864)	(142,065)	(88,027)
Add: other (income) expense, net	8,110	(3,122)	32,790	11,355
Add: provision for income taxes	7,809	6,530	17,653	10,382
Add: depreciation and amortization	8,087	8,663	24,581	25,382
Add: stock-based compensation	142,425	114,380	409,840	343,295
Add: employer payroll taxes related to stock-based compensation	19,950	8,909	46,340	25,954
Adjusted EBITDA	$283,602	$171,935	$780,121	$448,803
Adjusted EBITDA margin	39%	31%	38%	28%

Palantir Technologies Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Adjusted Earnings Per Share, Diluted (in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income attributable to common stockholders	$143,525	$71,505	$383,181	$116,434
Add: stock-based compensation	142,425	114,380	409,840	343,295
Add: employer payroll taxes related to stock-based compensation	19,950	8,909	46,340	25,954
Less: income tax effects and adjustments (1)	(64,343)	(39,775)	(179,459)	(103,714)
Adjusted net income attributable to common stockholders, diluted	$241,557	$155,019	$659,902	$381,969
Weighted-average shares used in computing adjusted earnings per share, diluted	2,459,589	2,325,600	2,424,864	2,281,347
Adjusted earnings per share, diluted	$0.10	$0.07	$0.27	$0.17
————
(1) Income tax effect is based on long-term estimated annual effective tax rates of 23.0% for the periods ended 2024 and 2023.